Exhibit 99.1

OSI Systems Reports First Quarter Fiscal 2013 Financial Results

  Record Q1 Revenue – 13% increase over prior year
  Record Q1 Earnings Per Share of $0.31 (30% increase over prior year)
  Backlog of $1.1 billion (a 155% increase over prior year)
  Company raises FY 2013 earnings guidance to $2.77 - $3.00 per share (21% - 31% growth)

HAWTHORNE, Calif.--(BUSINESS WIRE)--October 23, 2012--OSI Systems, Inc. (NASDAQ:OSIS) today announced financial results for the quarter ended September 30, 2012.

Deepak Chopra, OSI Systems’ Chairman and CEO, stated, “Our first quarter results reflect continued strong performance. Our success was evident throughout all of OSI as each of our divisions achieved double-digit sales growth, which led to record first quarter profitability.”

The Company reported revenues of $181.7 million for the first quarter of fiscal 2013, an increase of $20.4 million, or 13%, from the $161.3 million reported for the first quarter of fiscal 2012. Net income for the first quarter of fiscal 2013 was $6.3 million, or $0.31 per diluted share, compared to net income of $4.8 million, or $0.24 per diluted share, for the first quarter of fiscal 2012.

As of September 30, 2012, the Company’s backlog was $1.1 billion compared to $413 million as of September 30, 2011, an increase of 155%. During the three months ended September 30, 2012, the Company generated cash flow from operations of $42 million. Capital expenditures totaled $63 million as the Company invested in building infrastructure and capital equipment for the screening services program in Mexico, and acquired a new building to serve as the future headquarters for the Healthcare division.

Mr. Chopra continued, “Our Security Division reported a 14% topline increase for our fifth consecutive quarter of double-digit sales growth. This quarter was highlighted by the success of our products at the London Olympic Games and the significant progress made under our multi-year turnkey screening services agreement with Mexico's tax and customs authority.”

Mr. Chopra added, “Our Healthcare division continued to build on the momentum seen in the second half of last year as first quarter sales increased 11%. With this solid topline growth and the successful launch of recent new product offerings, we believe that fiscal 2013 will be another strong year for our Healthcare division.”

Mr. Chopra concluded, “We are also pleased with the performance in our Optoelectronics and Manufacturing Division, as third party sales increased 12% over the prior year as our customer base expanded positioning us well for the future.”

Fiscal Year 2013 Outlook

Subject to the risk factors detailed in the Safe Harbor section of this press release, the Company announced that it is raising its earnings guidance and expects diluted earnings per share to increase at a rate of 21% to 31% to between $2.77 to $3.00 per share, excluding the impact of restructuring and other charges. In addition, the Company is raising its sales guidance to $870 million - $895 million, representing a 10% to 13% increase over fiscal 2012.

Conference Call Information

OSI Systems, Inc. will host a conference call and simultaneous webcast over the Internet beginning at 9:00am PT (12:00pm ET), today to discuss its results for the first quarter of fiscal 2013. To listen, please visit the investor relations section of OSI Systems website, http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available shortly after the conclusion of the conference call until November 6, 2012. The replay can either be accessed through the Company’s website, www.osi-systems.com, or via telephonic replay by calling 1-888-286-8010 and entering the conference call identification number '85433472' when prompted for the replay code.

About OSI Systems, Inc.

OSI Systems, Inc. is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications. The Company sells its products in diversified markets, including homeland security, healthcare, defense and aerospace. The Company has more than 35 years of experience in electronics engineering and manufacturing and maintains offices and production facilities located in more than a dozen countries. It implements a strategy of expansion by leveraging its electronics and contract manufacturing capabilities into selective end product markets through organic growth and acquisitions. For more information on OSI Systems Inc. or any of its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company’s current expectations, beliefs, projections and similar expressions concerning matters that are not historical facts. They are not intended to be guarantees of future performance. Forward-looking statements involve uncertainties, risks, assumptions and contingencies, many of which are outside the Company’s control and which cause actual results to differ materially from those described in or implied by any forward-looking statement. Such statements include, but are not limited to, information provided regarding expected revenues and earnings growth in fiscal 2013, sales of recently-introduced products and expectations surrounding the performance of the Company under its agreement with SAT in Mexico. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent it is required to do so in connection with its ongoing requirements under Federal securities laws. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2012.

OSI SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2011	2012
Revenue	$161,317	$181,694
Cost of goods sold	108,460	120,339
Gross profit	52,857	61,355
Operating expenses:
Selling, general and administrative	34,367	39,925
Research and development	10,880	11,316
Total operating expenses	45,247	51,241
Income from operations	7,610	10,114
Interest and other expense, net	(799)	(1,097)
Income before income taxes	6,811	9,017
Income tax expense	2,050	2,678
Net income	$4,761	$6,339

Diluted income per share	$0.24	$0.31
Weighted average shares outstanding – diluted	20,089	20,571

Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2012	September 30, 2012
Assets
Cash and cash equivalents	$91,452	$73,707
Accounts receivable, net	156,867	146,784
Inventories	195,178	195,388
Other current assets	39,616	39,248
Total current assets	483,113	455,127
Non-current assets	266,783	331,598
Total Assets	$749,896	$786,725

Liabilities and Stockholders' Equity
Current portion of long-term debt	$215	$1,677
Accounts payable and accrued expenses	75,252	105,182
Other current liabilities	85,182	75,172
Total current liabilities	160,649	182,031
Long-term debt	2,467	12,161
Advances from customers	100,000	93,750
Other long-term liabilities	52,661	56,415
Total liabilities	315,777	344,357
Total stockholders’ equity	434,119	442,368
Total Liabilities and Equity	$749,896	$786,725

Segment Information
(in thousands)
(unaudited)

	Three Months Ended
	September 30,
	2011	2012
Revenues – by Segment:
Security division	$72,597	$82,916
Healthcare division	46,520	51,581
Optoelectronics and Manufacturing division, including intersegment revenues	53,091	57,147
Intersegment revenues elimination	(10,891)	(9,950)

Total	$161,317	$181,694

Operating income (loss) – by Segment:
Security division	$3,845	$4,465
Healthcare division	2,398	3,881
Optoelectronics and Manufacturing division	4,938	4,833
Corporate	(3,307)	(3,249)
Eliminations	(264)	184

Total	$7,610	$10,114

CONTACT:
OSI Systems, Inc.
Ajay Vashishat
Vice President, Business Development
310-349-2237
avashishat@osi-systems.com